FOR IMMEDIATE RELEASE

Contact:

Steven D. Kunzman

Chairman of the Board, President

and Chief Executive Officer

(308) 382-4000

Central Plains Bancshares, Inc.

Adopts Repurchase Program

Grand Island, NE; October 28, 2024 – Central Plains Bancshares, Inc. (the “Company”) (Nasdaq Capital Market: “CPBI”), the holding company for Home Federal Savings and Loan Association of Grand Island, which operates under the name “Home Federal Bank” (the “Bank”), announced that its Board of Directors has adopted a stock repurchase program. Under the repurchase program, the Company may repurchase up to 200,000 shares of its common stock, or approximately 5.0% of the current outstanding shares.

Repurchases will be made no sooner than the termination of the Company’s regular trading blackout period, and consistent with the Company’s trading policies.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

About Central Plains Bancshares, Inc.

Central Plains Bancshares, Inc. is the holding company for Home Federal Savings and Loan Association of Grand Island, which operates under the name “Home Federal Bank.” Originally chartered in 1935, Home Federal Bank is a federally-chartered stock savings association headquartered in Grand Island, Nebraska. The Bank conducts its operations from the main office in Grand Island, Nebraska, six branch offices located in Grand Island, Hastings, Holdrege,

DOCPROPERTY "CUS_DocIDChunk0" {Clients/1866/4879-2684-1826-v1}

Lexington and Superior, Nebraska, a drive-up facility in Grand Island, Nebraska and a loan production office in Lincoln, Nebraska.

Disclosures Concerning Forward Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the effects of any pandemic disease, natural disaster, war, act of terrorism, accident, or similar action or event; those related to the real estate and the economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; inflationary matters; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of credit loss reserves; levels of uninsured deposits; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

DOCPROPERTY "CUS_DocIDChunk0" {Clients/1866/4879-2684-1826-v1}